UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2013

NEWTOWN LANE MARKETING, INCORPORATED.

(Exact name of Registrant as specified in its charter)

Delaware	000-52776	20-3547231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Summit Avenue, Suite 22, Summit, NJ	07901
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (973) 635-4047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

On May 6, 2013, Ironbound Partners Fund, LLC (“Ironbound”) acquired 950,944 shares of common stock (the “Acquired Shares”) of Newtown Lane Marketing, Incorporated (the “Company”) for an aggregate purchase price of $15,000, or $0.0157737 per share (the “Change in Control Event”). The Acquired Shares represent 69.1% of the Company’s total issued and outstanding shares of common stock. The Acquired Shares were purchased by Ironbound, utilizing available and uncommitted cash, from the Chapter 7 Trustee of the Estates of Rodman & Renshaw, LLC (“Rodman”), Direct Markets, Inc., and Direct Markets Holdings, Corp. in Chapter 7 bankruptcy proceedings pending in the United States Bankruptcy Court for the Southern District of New York (Cases No. 13-10087, 13-10088 and 13-10089). The Acquired Shares constitute all the shares of common stock of the Company previously owned by R&R Biotech Partners, LLC, an affiliate of Rodman.

The Company has no arrangements or understanding with any current or former stockholder of the Company with respect to the election of directors or other matters.

The Company was a shell company immediately before the Change in Control Event, and remains a shell company following the Change in Control Event. The disclosures required by Item 5.01(a)(8) of Form 8-K were previously filed with the U.S. Securities and Exchange Commission (the “SEC”) in: (a) the Company's Registration Statement on Form SB-2 (File No. 333-135495), filed with the SEC on June 30, 2006; (b) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed with the SEC on June 26, 2012; and (c) the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, filed with the SEC on January 31, 2013.

There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Newtown Lane Marketing, Incorporated

Dated: May 10, 2013	By:	/s/ Arnold P. Kling,
Arnold P. Kling, President

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